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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 23, 2002


                                     Nevada
                        (State or other jurisdiction of
                         incorporation or organization)

                           Precise Life Sciences Ltd.
             (Exact name of registrant as specified in its charter)

                                   88-0195105
                      (I.R.S. Employer Identification No.)

   1239 West Georgia Street, Suite 3004, Vancouver, British Columbia, Canada
                    (Address of principal executive offices)

                                    V6E 4R8
                                   (Zip Code)

                                 (604) 664-0499
              (Registrant's telephone number, including area code)


                              Deron M. Colby, Esq.
                                  MC Law Group
                         4100 Newport Place, Suite 830
                        Newport Beach, California 92660
                                 (949) 250-8655
                           Facsimile: (949) 250.8656

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        Appointments to the Scientific Advisory Board. On January 23, Dr. Harvey Hoyt was appointed Chairman of the Scientific Advisory Board. Joining Dr. Hoyt on the Board are Dr. Stephen Blezinger and Mr. Humberto Reyes.

Harvey J. Hoyt, M.D.

        Dr. Hoyt has had increasing levels of responsibility in the Pharmaceutical Industry (therapeutics, in vitro diagnostics and biologics) in R & D, technical development, business development and general management at the COO and CEO levels, both in major and start-up companies. He has had P&L responsibilities, formulated strategic and operational business plans, developed organizations, partnered with industry and universities, licensed products in and out, raised investments for start-ups, and as CEO took a start-up public and has been involved in over $200 million private and public equity funding. Dr. Hoyt has played key roles in gaining FDA approval of eighty two (82) 510K and nineteen (19) new drug (NDA) and PMA applications. These products have annual sales in excess of seven (7) billion. He has been CEO of two public and four private companies, has led two IPO's and participated in numerous corporate deals.

Steven B. Blezinger, PhD, P.A.S.

        Dr. Blezinger received a PhD in nutrition from Texas A&M University. He's an expert on bovine feeding, metabolism and beef quality assurance programs. Dr. Blezinger has been a consultant to the cattle industry both domestically and internationally. He is a contributing editor to Cattle Today (industry trade newspaper) and Santa Gertrudis USA (Santa Gertrudis Breeders International Association magazine) and Limousin World (Limousin Breeders Association Magazine), Limousin Voice (Canadian Limousin Association), Maine Monitor (Maine Anjou Breeders Association) as well as a number of other popular press periodicals. He has numerous professional publications and distinguished oral presentations.

Humberto Reyes, B.S., CEM

        Mr. Reyes has more than 25 years of progressive management experience in a variety of industries including VP of Manufacturing, Dade Division at Baxter, VP/GM Chromatography Division, Varian and Associates and Senior VP at Microgenics Corporation, a biotechnology corporation and most recently, President & CEO Oxis Health Products Inc., a biotechnology company in Portland, Oregon. Mr. Reyes is also a former member and chair of the Board of Directors of Response Biomedical, a biotechnology company in Vancouver, Canada.


Appointment of New Officer.

        On January 23, Robert Waters, currently a director of the Registrant, was re-appointed President.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS


        On July 23, 2002, the Registrant accepted the resignation of Conrado Beckerman as President and Director of the Registrant. The resignation was not motivated by a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. Mr. Beckerman has elected to focus on his other business interests.


ITEM 7. EXHIBITS

(c) Exhibits

Exhibit No.     Description
========        =========
17              Conrado Beckerman resignation letter


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                      Precise Life Sciences Ltd.

                              By: /s/ Robert Waters
DATED:  July 24, 2002                 --------------
                                      Robert Waters
                                      President and Director